Nicholas F. Coscia, Esq.

Attorney at Law

P.O. Box 789

Cardiff-By-The-Sea, California 92007

Mobile: (619) 993-3361

Nick@CosciaSEC.com

                                                                                                                                   August 4, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

            Re:      Registration Statement on Form S-1 for Beliss, Corp.

                        For Sale of up to 6,500,000 Shares of Common Stock by the Company

Ladies and Gentlemen:

This Firm has acted as special counsel to the Company for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein, as amended (collectively the “Registration Statement”) which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) with respect to the registration and proposed sale of up to 6,500,000 shares of Common Stock, par value $0.001 per share, in a primary public offering by the Company, as enumerated in the Registration Statement, at a price of $0.02 per share.

The Shares are included in a registration statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended the “Act”), filed with the Securities and Exchange Commission (the “Commission”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus contained therein, other than as expressly stated herein with respect to the issuance of the Shares.

I have not been engaged to prepare any portion of the Registration Statement, and although I have reviewed the Registration Statement for the purposes of writing the opinions contained herein, I express no opinion as to the accuracy or adequacy of the disclosure contained in the Registration Statement, other than the opinions related to the Registration Statement that are expressly stated herein.

In my capacity as special counsel to the Company, I examined such instruments, documents, and records, which I have deemed relevant and necessary for the basis of this opinion, including, but not limited to, the Articles of Incorporation of the Company, the Bylaws of the Company, the Registration and the records of corporate proceedings relating to the